Exhibit T3A-13.

                                    DELAWARE

                                 THE FIRST STATE

         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "COVANTA ENERGY WEST, INC." AS RECEIVED AND FILED IN THIS OFFICE.

         THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

         CERTIFICATE OF INCORPORATION, FILED THE TWENTY-FIFTH DAY OF FEBRUARY, A.D. 1999, AT 9 O'CLOCK A.M.

         CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "OGDEN ENERGY WEST, INC." TO "COVANTA ENERGY WEST, INC.", FILED THE FOURTEENTH DAY OF MARCH, A.D. 2001, AT 9 O'CLOCK A.M.

         AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

                                                Harriet Smith Windsor
                                                --------------------------------
                                                Harriet Smith Windsor, Secretary
                                                of State
3010023  8100H               (SEAL)             AUTHENTICATION: 2949959
040132986                                       DATE: 02-24-04

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

                           CERTIFICATE OF INCORPORATION

                                       OF

                             OGDEN ENERGY WEST, INC.

                  The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

                  FIRST: The name of the corporation (hereinafter called the "corporation) is Ogden Energy West, Inc.

                  SECOND: the address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, Delaware, County of New Castle, 19805; and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

                  THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Hundred (100). The par value of each of such shares is One Dollar and No Cents ($1.00). All such shares are of one class and are shares of Common Stock. Each outstanding share of which, will be entitled to one vote.

                  FIFTH: The name and the mailing address of the incorporator are as follows:

   NAME                                     MAILING ADDRESS
   ----                                     ---------------
Jeffrey R. Horowitz                      40 Lane Road
                                         Fairfield, New Jersey 07007

                  SIXTH:  The corporation is to have perpetual existence.

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

                  SEVENTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

                  EIGHTH: From time to time any of the provisions of this certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article Eighth.

Signed on February 26, 1999

                                            /s/  Jeffrey R. Horowitz
                                            ------------------------------------
                                                 Incorporator
                                                 Jeffrey R. Horowitz

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

            CERTIFICATE OF AMENDMENT OP CERTIFICATE OF INCORPORATION

                                       OF

                             OGDEN ENERGY WEST, INC.

It is hereby certified that:

                  1. The name of the corporation (hereinafter the "corporation") is OGDEN ENERGY WEST, INC.

                  2. The certificate of incorporation of the corporation is hereby amended by striking out Article One thereof and by substituting in lieu of said Article the following new Article:

                  Article One: The name of the corporation (hereinafter called the "corporation") is COVANTA ENERGY WEST, INC.

                  3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provision of
Section 242 and 228 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, I have duly executed this certificate of amendment this 14th day of March _____, 2001.

                              /s/ Patricia Collins
                             ---------------------------
                             Name: Patricia Collins
                             Title: Asst. Secretary

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